PRESS RELEASE

Financial Contact:	Media Contact:
Robert A. Milligan	Kristen Armstrong
Chief Financial Officer	Executive Assistant to the CEO
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
RobertMilligan@htareit.com	KristenArmstrong@htareit.com

Healthcare Trust of America, Inc. Announces the Appointment of H. Lee Cooper and Jay P. Leupp to the Company’s Board of Directors

SCOTTSDALE, ARIZONA, January 9, 2020 - Healthcare Trust of America, Inc. (NYSE:HTA or the “Company”), announced today that its Board of Directors has appointed Mr. H. Lee Cooper and Mr. Jay P. Leupp as new Independent Directors of the Board. In addition, the Company announced the resignation of current director Mr. Daniel S. Henson.

Mr. Cooper is a distinguished leader in the healthcare industry, including roles in healthcare-focused private equity and more than 25 years with the General Electric Company (“GE”). Mr. Cooper is currently an operating partner at Welsh, Carson, Anderson & Stowe where he focuses on healthcare investing. Prior to that time, Mr. Cooper served as a long-time executive at GE, most recently as the President & CEO of GE Healthcare Systems, U.S. and Canada, until his recent retirement from GE. In this role, he oversaw GE Healthcare’s core businesses of Imaging, Ultrasound, Life Care Solutions, Enterprise Digital Solutions and Services and partnered with care providers, healthcare systems and governments to improve healthcare quality, access and affordability.

Mr. Leupp is a long-time REIT veteran, with over 25 years in the publicly-traded real estate markets. Mr. Leupp is currently the Managing Director, Senior Portfolio Manager for Lazard Asset Management LLC in San Francisco, CA where he has worked since 2011. Prior to that time, Mr. Leupp had a long career as a REIT equity analyst, including as a managing director at RBC and Robertson Stephens. Mr. Leupp also holds an MBA degree from Harvard University and a Bachelor’s degree in accounting from Santa Clara University. He currently serves on the Board of Directors of G.W. Williams Company, San Francisco Catholic Charities, and on the Policy Board of the Fisher Center for Real Estate at the University of California, Berkeley.

Additionally, HTA announced today that Daniel S. Henson will be resigning from his current board seat, effective January 8, 2020 to focus on his board chair roles for portfolio companies affiliated with the Blackstone Companies. Mr. Henson has been a valued member of the HTA Board of Directors since 2016 and was most recently the chairperson for the Company’s Risk Management Committee and a member of the Company’s Investment Committee.

“We are proud to welcome Lee and Jay to our team. Lee brings to the Company a distinguished Fortune 500 public company background, healthcare experience and relationships, and leadership skills; Jay has extensive and broad real estate, financial, and capital markets expertise and has held several board of director and leadership positions,” stated Founder, Chairman and CEO Scott D. Peters. “We believe the addition of these two individuals will continue to position us as the leading provider of medical office buildings and allow us to continue to produce attractive returns for our stockholders. We also want to thank Dan for his contributions and guidance during his tenure with the Board.”

With the appointment of Mr. Cooper and Mr. Leupp and departure of Mr. Henson, HTA’s board membership will increase to ten total individuals on the Board of Directors until the 2020 Annual Meeting of Stockholders. HTA also expects that the newly appointed directors will be nominated for re-election at the Annual Meeting in July 2020.

The Board has determined that Mr. Cooper and Mr. Leupp have no material interests in any transactions with the Company and both qualify as independent directors under the applicable New York Stock Exchange, and the Securities and Exchange Commission requirements.

About HTA
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings in the United States, comprising approximately 23.7 million square feet of GLA, with $7.0 billion invested primarily in medical office buildings as of September 30, 2019. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.

Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.

Forward-Looking Language
This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition and development of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;

•	retention of our senior management team and our ability to attract and retain qualified key personnel;

•
financial stability and solvency of HTA’s tenants, including the ability and willingness of HTA’s tenants or borrowers to satisfy their obligations under their respective contractual arrangements with us;

•
the ability and willingness of HTA’s tenants to renew their leases with us upon expiration of the leases or our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	supply and demand for operating properties in the market areas in which HTA operates;

•	HTA’s ability to acquire or develop real properties, and to successfully operate those properties once acquired or developed;

•	changes in operating expenses of HTA’s properties including, but not limited to, expenditures for property taxes, property and liability insurance premiums, and changes in utility rates;

•	HTA’s ability and the ability of our tenants to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

•
restrictive covenants on certain of HTA’s properties subject to ground leases that may restrict or limit the uses of HTA’s properties and the types of tenants we are able to lease to, and our resulting ability to attract new tenants;

•	the impact from damage to HTA’s properties from, or increased operating costs associated with, catastrophic weather and other natural events and the physical effects of climate change;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	changes in interest rates, including changes as a result of the potential phasing out of the London Inter-bank Offered Rate (“LIBOR”);

•	the availability of capital and financing;

•	restrictive covenants in HTA’s credit facilities;

•	changes in HTA’s credit ratings;

•	HTA’s ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and

•	the risk factors set forth in HTA’s most recent Annual Report on Form 10-K and in HTA’s most recent Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.